February 21, 2014

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by Each American Depositary
Share represents one-quarter of
Dniproenergo PJSC (Form F-6 File No. 333-
10198)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus (Prospectus)
reflecting the change in name for
Dniproenergo PJSC.

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of
the registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised name change
for Dniproenergo PJSC

The Prospectus has been revised to
reflect the new name, and has been
overstamped with:

Effective February 27, 2014 the
Companys name changed to
DTEK Dniproenergo PJSC.

Please contact me with any questions
or comments at 212 815-4158
          Tatsiana Axenova
 The Bank of New York Mellon - ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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